Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of CareGuide, Inc. (the “Company”), certifies that, to the best of his knowledge:

(1)

the Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Dated:	August 14, 2007	/s/ Chris Paterson
Chris Paterson
Chief Executive Officer

Dated:	August 14, 2007	/s/Thomas L. Tran
Thomas L. Tran
Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.